AIR COMMERCIAL REAL ESTATE ASSOCIATION

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Lease (**"Lease"**), dated for reference purposes only October 2, 2015, is made by and between Daimler Opportunity, LLC, a Delaware limited liability company (**"Lessor"**) and Cryoport Systems, Inc., a California corporation (**"Lessee"**), (collectively the **"Parties"**, or individually a **"Party"**).

1.2(a) **Premises:** That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 17305 Daimler Street, located in the City of Irvine, County of Orange, State of California, with zip code 92614, as outlined on Exhibit A attached hereto (**"Premises"**) and generally described as (describe briefly the nature of the Premises): an approximate 27,648 square foot space as a part of an approximate 55,145 square foot building located at 17305 Daimler Street, Irvine, California 92614.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (**"Building"**) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the **"Project."** (See also Paragraph 2)

1.2(b) **Parking:** see attached Addendum, Section J unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3 **Term:** Seven (7) years and Zero (0) months (**"Original Term"**) commencing on the later of (i) November 01, 2015 or (ii) Substantial Completion of the Lessor Improvements (as defined in the Addendum and the Work Letter) (**"Commencement Date"**) and ending on the last day of the full calendar month eighty-four (84) months thereafter (**"Expiration Date"**). (See also Paragraph 3)

1.4 **Early Possession:** If the Premises are available Lessee may have non-exclusive possession of the Premises commencing If agreed to in writing by Lessor. (**"Early Possession Date"**). (See also Paragraphs 3.2 and 3.3)

1.5 **Base Rent:** $ 21,565.44 per month ($0.78 per square feet per month) (**"Base Rent"**), payable on the First (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See ~~Paragraph~~ Section A of the attached Addendum.

1.6 **Lessee's Share of Common Area Operating Expenses:** Fifty & 14/100 percent (50.14%) (**"Lessee's Share"**). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee's Share to reflect such modification.

1.7 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $21,565.44 for the ~~period~~ First month of the Term

(b) **Common Area Operating Expenses:** $4,091.90 for the period First month of the Term.

(c) **Security Deposit:** $333,402.53 (**"Security Deposit"**). (See also Paragraph 5 and Addendum Section A)

SMD
INITIALS

INITIALS

(d) **Other:** $ ____________ for ____________

(e) **Total Due Upon Execution of this Lease:** $359,059.87.

1.8 **Agreed Use:** Office, research and development and distribution of frozen packaging containers for the shipping of biological items, manufacturing, all in accordance with all applicable laws, restrictions, ordinances, codes, rules and regulations, and if applicable the CC&R's. Tenant shall be responsible for obtaining all necessary permits and approvals to legally occupy the Premises. (See also Paragraph 6)

1.9 **Insuring Party**. Lessor is the **"Insuring Party"**. (See also Paragraph 8)

1.10 **Real Estate Brokers:** (See also Paragraph 15 and 25)

(a) **Representation:** The following real estate brokers (the **"Brokers"**) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Cassidy Turley Commercial Real Estate Services, Inc., a Missouri corporation represents Lessor exclusively (**"Lessor's Broker"**);

☑ Hughes Marino, Inc., a California corporation represents Lessee exclusively (**"Lessee's Broker"**); or

☐ ____________ represents both Lessor and Lessee (**"Dual Agency"**).

(b) **Payment to Brokers:** Upon execution and delivery of this Lease and all other Lease Attachments by both Parties, Lessor shall pay to the Broker's the brokerage fee agreed to in a separate written agreement. ~~to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in the attached a separate written agreement or if no such agreement is attached, the sum of ____ or ____% of the total Base Rent payable for the Original Term, the sum of ____ or ____ of the total Base Rent payable during any period of time that the Lessee occupies the Premises subsequent to the Original Term, and/or the sum of ____ or ____% of the purchase price in the event that the Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises.~~

1.11 **Guarantor**. The obligations of the Lessee under this Lease are to be guaranteed by Cryoport, Inc., a Nevada corporation (**"Guarantor"**). (See also Paragraph 37)

1.12 **Attachments**. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs A through EE;

☐ a site plan depicting the Premises;

☑ a site plan depicting the Project; Exhibit A

☑ a current set of the Rules and Regulations for the Project; Exhibit B

☐ a current set of the Rules and Regulations adopted by the owners' association;

☑ a Work Letter; Exhibit C

☑ other (specify); Guaranty - Exhibit D; Approved Hazardous Substances - Exhibit E.

2. **Premises.**

2.1 **Letting**. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. **NOTE: Lessee is advised to verify the actual size prior to executing this Lease.**

2.2 **Condition**. Lessor shall deliver that portion of the Premises contained within the Building (**"Unit"**) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (**"Start Date"**)~~, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and~~

~~expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).~~

2.3 **Compliance.** Lessor warrants that to ~~the best of~~ its actual knowledge (without duty or inquiry) the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date **("Applicable Requirements")**. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** ~~If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, endeavor to rectify the same at Lessor's expense.~~ If Lessee does not give Lessor written notice of a non-compliance with this warranty within ~~6 months~~ thirty (30) days following the Start Date, the Premises and Project shall be deemed in compliance with Applicable Requirements. ~~correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.~~ If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building **("Capital Expenditure")**, Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof~~, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.~~

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and amortize the Capital Expenditure over its useful life in accordance with Generally Accepted Accounting Principles ("GAAP"), and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date ~~that~~ on which the Base Rent is due, an amount equal to the portion allocable to said period ~~1/144th of the portion of such costs reasonably attributable to the Premises.~~ Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last three (3) months ~~2 years~~ of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. ~~If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation including without limitation as to the size of the Premises made by Brokers or Lessor or any other party, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers nor any other party have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Intentionally Deleted. ~~**Lessee as Prior Owner/Occupant.** The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 **Vehicle Parking**. Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called **"Permitted Size Vehicles."** Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(d) Lessee shall use all reasonable efforts to park as to not interrupt or impair the business of the tenant occupying 17275 Daimler Street ("Adjacent Space").

2.7 **Common Areas - Definition**. The term **"Common Areas"** is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Lessee's Rights**. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 **Common Areas - Rules and Regulations**. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (**"Rules and Regulations"**) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes**. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. **Term.**

3.1 **Term**. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 **Early Possession**. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease including without limitation the obligations for the Lessee to maintain insurance, pay all Additional Rent (including but not limited to the obligations to pay Lessee's Share of Common Area Operating

Expenses, Real Property Taxes, utilities, and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date. Early Possession shall be conditioned upon: (i) this Lease being fully executed and delivered by the parties; (ii) Lessee having delivered to Lessor proof of all Insurance required to be carried by Lessee herein; (iii) payment to Lessor of all amounts due under Section 1.7; (iv) intentionally deleted; (v) Lessee providing evidence of its Certificate of Occupancy (or equivalent) from the City of Irvine, CA; and (vi) intentionally deleted. Early occupancy shall be for the purpose of fixturization only. During the early access period, Lessee's and Lessor's representatives shall cooperate so that Lessee's early occupancy does not interfere with the work of Lessor or its contractors. Any materials of Lessee or its contractors, agents or vendors stored in the Premises during such early access period shall be at Lessee's sole risk and Lessor will have no obligation to secure the Premises prior to the Commencement Date. Lessee shall access the Premises during the period of early access at Lessee's sole risk. Lessor shall not be liable for any destruction, theft, vandalism or any other damage to any personal property placed, kept or stored by or on behalf of Lessee or permitted to be placed, kept or stored by Lessee during any period of early access unless caused by Lessor's willful misconduct. Lessee may not operate out of the Premises until Lessee has obtained a temporary or permanent Certificate of Occupancy permitting Lessee's use of the Premises for the Agreed Use.

3.3 **Delay In Possession**. Lessor agrees to use ~~its best commercially~~ reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed be Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder except any that survive termination. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. ~~If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~ Lessor's obligations in this Section 3.3 shall be subject to Force Majeure and any delay caused by Lessee, including without limitation any delay caused by Governmental Authorities.

3.4 **Lessee Compliance**. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including without limitation the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. **Rent.**

4.1 **Rent Defined**. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (**"Rent"**).

4.2 **Common Area Operating Expenses**. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) **"Common Area Operating Expenses"** are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition , and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements, including without limitation parking areas, (slurrying, striping and other maintenance, replacement, or repair), loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems, association dues, assessments and other Common Area items that Lessor deems necessary in connection with the operation, ownership and/or maintenance of the Project.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(dd) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management, security services, owners' association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment, including without limitation, reserves for exterior painting and slurrying and striping of the parking areas.

(v) Real Property Taxes (as defined in Paragraph 10).

(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) Auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over the useful life of such capital improvement in accordance with GAAP a ~~12 year period~~ and Lessee shall not be required to pay more than Lessee's Share of the amortized ~~1/144th of the cost of such capital improvement~~ portion thereof in any given month.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless ~~the Project already has the same, Lessor already provides the services, or~~ Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor's estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year and no later than 120 days after the end of any calendar year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses for the preceding year. If Lessee's payments during such year exceed Lessee's Share, Lessor shall credit the amount of such over-payment against Lessee's future payments. If Lessee's payments during such year were less than Lessee's Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement. Failure by Lessor to deliver to Lessee within a reasonable time period a statement showing Lessee's Share of Actual Operating Expenses shall in no way diminish Lessee's obligation to pay Lessor any sums due nor Lessor's right to collect such sums.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3 **Payment**. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. **Security Deposit**. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment,

significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. **Use.**

6.1 **Use.** Lessee shall use and occupy the Premises only for the Agreed Use, ~~or any other legal use which is reasonably comparable thereto,~~ and for no other purpose without Lessor's prior written consent, not to be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Lessor to withhold its consent to a change in the Agreed Use for any of the following: (a) the new use may violate any Applicable Requirements or matters of record, (b) the new use would breach any use restrictions granted to another tenant in the Project (whether a so-called exclusive use or a prohibited use); (c) in Lessor's reasonable business judgment, the new use would be inconsistent with the tenant mix in the Project at the time of the request for Lessor's consent; (d) the new use may negatively impact the reputation or quality of the Project; (e) the nature of the proposed new use would impose an increased burden on the Common Area or the Project, or increase the risk of the release of Hazardous Substances or increase Lessor's insurance premiums, or (e) any other reason in Lessor's reasonable discretion. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. ~~Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.~~

~~6.2 **Hazardous Substances.**~~

~~(a) **Reportable Uses Require Consent.** The term **"Hazardous Substance"** as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. **"Reportable Use"** shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.~~

~~(b) **Duty to Inform Lessor.** If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.~~

~~(c) **Lessee Remediation.** Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.~~

~~(d) **Lessee Indemnification.** Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises~~

from areas outside of the Project not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) **Lessor Indemnification**. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations**. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) **Lessor Termination Option**. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

6.3 **Lessee's Compliance with Applicable Requirements**. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 **Inspection; Compliance**. Lessor and Lessor's "**Lender**" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice of 24 hours, except in the event of an emergency, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (**MSDS**) to Lessor within 10 days of the receipt of written request therefor.

7. **Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.**

7.1 **Lessee's Obligations.**

(a) **In General**. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises),

including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment used exclusively by Lessee, electrical, lighting facilities, ~~boilers, pressure vessels,~~ fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) **Service Contracts**. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment~~, (ii) boiler and pressure vessels, and (iii) clarifiers~~. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) **Failure to Perform**. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

~~(d) **Replacement**. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.~~

7.2 **Lessor's Obligations**. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, floor slab, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, common HVAC equipment, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions**. The term **"Utility Installations"** refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term **"Trade Fixtures"** shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term **"Alterations"** shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. **"Lessee Owned Alterations and/or Utility Installations"** are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent**. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon written notice to Lessor, as long as they (i) are not visible from the outside, (ii) do not involve puncturing, relocating or removing the roof or any existing walls, (iii) will not affect the electrical, plumbing, HVAC, and/or life safety or building systems or void any warranties, (iv) do not require a permit, and (v) the cumulative cost thereof during this Lease as extended does not exceed a sum equal to $50,000.00 cumulatively over the Lease Term~~3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year~~. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a good and workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Liens; Bonds**. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished

to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership.** Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may~~, at any time,~~ elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal.** By delivery to Lessee of written notice from Lessor ~~not earlier than 90 and not later than 30 days prior to the end of the term of this Lease,~~ Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) **Surrender; Restoration.** Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. **Insurance; Indemnity.**

~~8.1 **Payment of Premium.** The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.~~

~~8.2 **Liability Insurance.**~~

~~(a) **Carried by Lessee.** Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "**insured contract**" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.~~

~~(b) **Carried by Lessor.** Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.~~

~~8.3 **Property Insurance - Building, Improvements and Rental Value.**~~

~~(a) **Building and Improvements.** Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake nless required by a~~

~~Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.~~

~~(b) **Rental Value**. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and theamount of coverage shal be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.~~

~~(c) **Adjacent Premises**. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.~~

~~(d) **Lessee's Improvements**. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.~~

~~8.4 **Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.**~~

~~(a) **Property Damage**. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.~~

~~(b) **Business Interruption**. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.~~

~~(c) **Worker's Compensation Insurance.** Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements.~~

~~(d) **No Representation of Adequate Coverage**. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.~~

~~8.5 **Insurance Policies**. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Partymay, but shall not be required to, procure and maintain the same.~~

~~8.6 **Waiver of Subrogation**. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.~~

8.7 **Indemnity**. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders (each an "Indemnitee"), from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against ~~Lessor~~ an Indemnitee by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to the Indemnitee ~~Lessor and Lessor~~ the Indemnitee shall cooperate with Lessee in such defense. ~~Lessor~~ The Indemnitee need not have first paid any such claim in order to be defended or indemnified.

8.8 **Exemption of Lessor and its Agents from Liability**. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other

lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 **Failure to Provide Insurance.** Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. **Damage or Destruction.**

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 9 months or less from the date of the damage or destruction, and receipt by Lessor of applicable insurance proceeds. ~~and the cost thereof does not exceed a sum equal to 6 month's Base Rent.~~ Lessor shall notify Lessee in writing within 30 days from the date Lessor receives actual notice of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other ~~similar~~ items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 9 months or less from the date and Lessor's receipt of insurance proceeds of the damage or destruction and Lessor's receipt of applicable insurance proceeds ~~and/or the cost thereof exceeds a sum equal to 6 month's Base Rent.~~ Lessor shall notify Lessee in writing within 30 days from the date Lessor receives actual notice of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 **Partial Damage - Insured Loss.** If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably practical ~~possible~~ and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, ~~the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available,~~ Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the ~~unique aspects of the~~ Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably practical ~~possible~~ and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. ~~Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.~~

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee or its agents, employees, contractors, licensees, or invitees (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably practical ~~possible~~ at Lessor's expense, in which event this

Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of actual knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably practical ~~possible~~ after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction**. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the ~~gross~~ negligence or willful misconduct of Lessee, or its agents, employees, contractors, licensees, or invitees Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term**. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, ~~at Lessor's commercially reasonable expense,~~ repair such damage as soon as reasonably practical ~~possible~~ and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies**.

(a) **Abatement**. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) **Remedies**. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, the application for required permits, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments**. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10. **Real Property Taxes**.

10.1 **Definition**. As used herein, the term "**Real Property Taxes**" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 **Payment of Taxes**. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

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10.3 **Additional Improvements**. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 **Joint Assessment**. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 **Personal Property Taxes**. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **Utilities and Services**. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services including without limitation, janitorial and HVAC maintenance, supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. **Assignment and Subletting**.

12.1 **Lessor's Consent Required**.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, **"assign or assignment"**) or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. **"Net Worth of Lessee"** shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to ~~compensatory damages and/or~~ injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 **Terms and Conditions Applicable to Assignment and Subletting**.

(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder or release any

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guarantor, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing and except for a transfer to an Affiliate (as defined in the Addendum). (See Paragraph 39.2)

12.3 **Additional Terms and Conditions Applicable to Subletting**. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. **Default; Breach; Remedies.**

13.1 **Default; Breach.** A **"Default"** is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A **"Breach"** is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ~~3 business~~ 5 days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF

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LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) ~~an Estoppel Certificate or financial statements~~ intentionally deleted, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a **"debtor"** as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

(i) A failure by Lessee to provide an Estoppel Certificate or financial statements, where any such failure continues for a period of 3 business days following written notice from Lessor.

13.2 **Remedies**. If Lessee fails to perform any of its affirmative duties or obligations, within 10 business days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the

remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Inducement Recapture**. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as **"Inducement Provisions"**, shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges**. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to ~~10~~ 8% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest**. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (**"Interest"**) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 **Breach by Lessor**.

(a) **Notice of Breach**. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion. In no event will Lessor be liable for consequential, indirect, speculative or punitive damages.

~~(b) **Performance by Lessee on Behalf of Lessor**. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.~~

14. **Condemnation**. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively **"Condemnation"**), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be

entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. **Brokerage Fees.** Per Paragraph 1.10

~~15.1 **Additional Commission.** If a separate brokerage fee agreement is attached then in addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule attached to such brokerage fee agreement.~~

~~15.2 **Assumption of Obligations.** Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3 **Representations and Indemnities of Broker Relationships**. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto. The terms of this Section shall survive the expiration or termination of this Lease.

16. **Estoppel Certificates.**

(a) Each Party (as **"Responding Party"**) shall within 10 days after written notice from the other Party (the **"Requesting Party"**) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current **"Estoppel Certificate"** form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the ~~Responding Party~~ Lessee shall fail to execute or deliver the Estoppel Certificate within such 10 day period, Lessee shall be in Default of this Lease, subject to cure as set forth in Section 13.1(i). ~~the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.~~

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. **Definition of Lessor**. The term **"Lessor"** as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. **Severability**. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. **Days**. Unless otherwise specifically indicated to the contrary, the word **"days"** as used in this Lease shall mean and refer to calendar days.

20. **Limitation on Liability**. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, attorneys, agents, employees, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, attorneys, agents, employees, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

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21. **Time of Essence**. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. **No Prior or Other Agreements; Broker Disclaimer**. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. **Notices**.

23.1 **Notice Requirements**. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by prepaid national overnight courier (e.g. Federal Express or UPS) facsimile or Email transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice**. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile or Email transmission or similar means shall be deemed delivered upon ~~telephone~~ confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. **Waivers**.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. **Disclosures Regarding The Nature of a Real Estate Agency Relationship**.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) *Lessor's Agent*. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) *Lessee's Agent*. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) *Agent Representing Both Lessor and Lessee*. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and

the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any Default or Breach hereof by either Party. ~~The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.~~

26. **No Right To Holdover.** Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination and Lessee shall reimburse Lessor for and defend and indemnify Lessor against all damages which Lessor incurs from Lessee's delay in vacating the Premises, including without limitation actual, incidental, and consequential damages, including, without limitation, the loss of any prospective tenants for the Premises. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. **Cumulative Remedies.** No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. **Covenants and Conditions; Construction of Agreement.** All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. **Binding Effect; Choice of Law.** This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. **Subordination; Attornment; Non-Disturbance.**

30.1 **Subordination.** This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, **"Security Device"**), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as **"Lender"**) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment.** In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 **Non-Disturbance.** With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a **"Non-Disturbance Agreement"**) from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 **Self-Executing.** The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents;

provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. **Attorneys' Fees**. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, **"Prevailing Party"** shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. **Lessor's Access; Showing Premises; Repairs**. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (twenty-four (24 hours) for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. **Auctions**. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. **Signs**. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements and all requirements set forth in Addendum Section F.

35. **Termination; Merger**. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. **Consents**. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. **Guarantor**.

37.1 **Execution**. The Guarantors, if any, shall each execute and deliver to Lessor at time of execution of this Lease, a guaranty in the form attached hereto. ~~most recently published by the AIR Commercial Real Estate Association.~~ It shall be a material default of Lessee under this Lease if Guarantor fails to deliver the Guaranty to Lessor at the time of execution of this Lease by Lessee.

37.2 **Default**. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. **Quiet Possession**. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. **Options**. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 **Definition. "Option"** shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term

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of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 **Options Personal To Original Lessee**. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee (or an Affiliate) and only while the original Lessee (or the Affiliate, if applicable) is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 **Multiple Options.** In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof),or (ii) if Lessee commits a Breach of this Lease.

40. **Security Measures**. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. **Reservations**. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. **Performance Under Protest**. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

43. **Authority; Multiple Parties; Execution.**

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. **Conflict**. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. **Offer**. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. **Amendments**. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. **Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.**

48. **Arbitration of Disputes**. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

49. **Americans with Disabilities Act.** Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use

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of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises, or improvements by or for Lessee, requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: ____________________

On: ____________________

By LESSOR:

Daimler Opportunity, LLC,
a Delaware limited liability company

By: Casmalia Street IE, LLC, a Delaware limited liability company

~~Name Printed:~~ ____________________

~~Title:~~

By: PDC OC/IE, LLC,
a Delaware limited liability company, Administrative Member

Name Printed: Stephen M. Batcheller

Title: Local Partner [signature]

Address: 20411 SW Birch Street, Suite 200
Newport Beach, CA 92660

Telephone: (949) 474-7830

Facsimile: (949) 474-7833

Email:

Email: sbatcheller@panattoni.com

Federal ID No. ____________________

Executed at: LAKE FOREST, CA

On: October 5, 2015

By LESSEE:

Cryoport Systems, Inc.,
a California corporation

By: [signature]

Name Printed: Robert Stefanovich

Title: Chief Financial Officer

By: ____________________

Name Printed: ____________________

Title: ____________________

Address: 20382 Barents Sea Circle
Lake Forest, CA 92630

Telephone: (619) 481-6802

Facsimile: (949) 544-8814

Email: rstefanovich@cryoport.com

Email:

Federal ID No. 95-4835200

BROKER:

Cassidy Turley Commercial Real Estate Services, Inc., a Missouri corporation dba Cushman & Wakefield

Attn: John Griffin and Max Wang

Title: Broker

Address: 2211 Michelson Drive

Irvine, California 92612

Telephone:(949) 372-4902 and (949) 372-4903

Facsimile:(949) 372-4901

Email: john.griffin@cushwake.com and max.wang@cushwake.com

Federal ID No.

Broker/Agent DRE License #: Griffin License No. 01026231 / Wang License No. 01253546

BROKER:

Hughes Marino, Inc., a California corporation

Attn: J.P. Roach, Esq.

Title: Broker

Address: 2 Park Plaza, Suite 750

Irvine, California 92614

Telephone: (949) 333-3111

Facsimile: (   )

Email: jp@hughesmarino.com

Federal ID No.

Broker/Agent DRE License #: 01902837

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

SMD
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INITIALS

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET

Dated October 1, 2015

By and Between **DAIMLER OPPORTUNITY, LLC**, a Delaware limited liability company, the "LESSOR", and **CRYOPORT SYSTEMS, INC.**, a California Corporation, the "LESSEE", for the Premises depicted on Exhibit A, attached hereto and made a part hereof, as more particularly described in the Lease (hereinafter defined).

1. The terms and conditions of this Addendum supplement and, to the extent of any conflict, supersede the provisions of that certain AIR Commercial Real Estate Association Standard Industrial Commercial Multi-Tenant Lease-Net ("Lease") to which this Addendum is attached, concerning the real property consisting of approximately 27,648 square feet and located at 17305 Daimler Street, Irvine, California (the "Premises"). Each initially capitalized term used and not defined in this Addendum shall have the meaning given it in the Lease.

2. Except as otherwise set forth herein, the terms and conditions of the Lease shall remain in full force and effect.

3. To the extent of any inconsistencies or contradictions between the terms and conditions of the Lease and this Addendum, the terms and conditions contained herein shall supersede and take precedence over those contained in the Lease.

4. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease. All references in the Lease and/or this Addendum to the "Lease" shall hereafter constitute a reference to the Lease, as amended by this Addendum.

SECTION A. **RENT AND SECURITY DEPOSIT:**

(a) Base Rent. Lessee shall pay to Lessor, without demand, offset or delay, Base Rent in monthly installments in advance on or before the first day of each calendar month throughout the Original Term, as follows:

Months	Price Per Sq. Ft. Per Month, NNN	Monthly Base Rent
1-12	$0.7800	$21,565.44
13-24	$0.8034	$22,212.40
25-36	$0.8275	$22,878.78
37-48	$0.8523	$23,565.14
49-60	$0.8779	$24,272.09
61-72	$0.9042	$25,000.26
73-84	$0.9314	$25,750.26

(b) Security Deposit. Lessee's initial Security Deposit shall be Three Hundred Thirty-Three Thousand Four Hundred and Two and 53/100 Dollars ($333,402.53). Provided that Lessee

has not been in default of the Lease during the first twelve (12) full calendar months of the Lease Term, then upon written request by Lessee, Lessor shall return to Lessee a portion of the Security Deposit in an amount equal to One Hundred Sixty-Six Thousand Seven Hundred and One and 27/100 Dollars ($166,701.27) (i.e. 50% of the initial Security Deposit) provided Lessee provides financial statements dated as of the most recent fiscal year end of Lessee which shows that Lessee has achieved a positive income from operations for the fiscal year. As used herein the phase "positive income from operations" means gross income from operations of the Lessee, less interest expense payable on any type of borrowings, such as loans, debt or lines of credit (not to include other accounting entries classified as interest), and less expenses from operations, based on United States Generally Accepted Accounting Principles. Provided that Lessee has not been in default of the Lease at the time of the request, then upon written request by Lessee, Lessor shall return to Lessee a portion of the Security Deposit in an amount equal to One Hundred Forty Thousand Nine Hundred Fifty-One and 01/100 Dollars ($140,951.01) leaving a final Security Deposit of $25,750.26, provided Lessee provides financial statements dated as of the most recent fiscal year end of Lessee which shows that Lessee has achieved a Positive Income From Operations for a second consecutive fiscal year. If Lessee had been in default of the Lease but said default was cured within any applicable notice or cure period, then Lessee may, after cure of the default within the applicable notice and cure period, request return of funds in accordance with this Section A (b). For the avoidance of doubt, while a default under the Lease may have an impact on whether Lessor is required to return a portion of the Security Deposit under the provisions of this Section, a default shall not be deemed a relinquishment of Lessee's right to a return of the Security Deposit upon expiration of the Lease, it being understood that Section 5 shall continue to govern the Security Deposit, except as expressly set forth in this paragraph.

SECTION B. **FORCE MAJEURE:**

If Lessor or Lessee is delayed in the performance or completion of its obligations under the Lease or this Addendum by the act, neglect, default or any other delay caused by the other party or its agents, contractors, employees, licensees or invitees, or by acts of God, including but not limited to flood, earthquake, tornado or the like, wind or other adverse weather including without limitation rain delays, delays by governmental entities, lockouts, unavoidable casualties, war, acts of terrorism, civil commotion, fire or other casualty, or any matters, both foreseeable and unforeseeable, beyond Lessor's or Lessee's reasonable control, or by delay by the City or other applicable governmental agency in the issuance of any building or other required permit, then the time herein fixed for completion of such obligations shall be extended by the number of days that Lessor or Lessee has thus been delayed. Notwithstanding anything contained herein to the contrary, in no event shall the payment of Rent or any other amounts due from Lessee under the Lease be subject to delay, extension, or excuse pursuant to the terms of this Section.

SECTION C. **IMPROVEMENTS REQUIRED BY CODE OR LAW:**

Notwithstanding anything contained in the Lease to the contrary, Lessee, at its sole cost and expense, shall be responsible for obtaining all permits, licenses and approvals in connection with Lessee's use of the Premises for its specific purpose. In accordance with the provisions of the Lease, in the event the City, County, responsible Fire Department, or any other governmental agency or entity requires additional improvements to the Premises and Project due to Lessee's

proposed use of the Premises, such improvements and any and all related costs shall be the sole cost and expense of the Lessee.

SECTION D. **HAZARDOUS SUBSTANCES:**

(a) Definition of Hazardous Substances. The term "Hazardous Substances," as used in the Lease shall mean (i) pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any "Environmental Law," as defined below, including any substance expressly designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any other Environmental Law, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. Environmental Laws shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment, as currently in effect or hereunder amended or enacted, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous Substances Transportation Act, the Clean Water Act, and any other federal, state or local law, statute, rule, regulation, order or ordinance which imposes liability or standards of conduct, regulates or proscribes the use, storage, disposal, presence, clean-up, transportation or release or threatened release into the environment of substances, and the regulations promulgated to such laws.

(b) Lessee shall comply with all Environmental Laws including, without limitation, meeting any necessary financial responsibility requirements in connection with Hazardous Substances. Without limiting any of the foregoing, Lessee hereby agrees that Lessee will not engage in, allow, permit or suffer any of the following:

a. Any activity in or about the Premises, Common Area or the Project, or any part thereof, that may produce, generate, treat, release, or use any Hazardous Substance, including without limitation storage or handling, except for such activities within the Premises that are part of the ordinary course for Lessee's business activities in connection with the Agreed Use (the "Permitted Activities") provided said Permitted Activities are conducted in strict compliance with all Environmental Laws and have been approved in advance in writing by Lessor (which approval Lessor may grant or withhold in its sole discretion). Lessee shall be responsible for obtaining, at its sole cost and expense, any permits and approvals, paying any fees and providing any testing, monitoring or reporting required by Applicable Requirements, including without limitation Environmental Laws, for such Permitted Activities.

b. The storage in or about the Premises, Common Area or the Project, or any part thereof of any Hazardous Substances except for the temporary storage within the Premises by Lessee of such materials that are used in the ordinary course of Lessee's business provided such materials are properly stored in a manner and location in strict compliance with all Environmental Laws and approved in advance in writing by

Lessor (which approval Lessor may grant or withhold in its sole discretion). Lessee shall be responsible for obtaining, at its sole cost and expense, any permits and approvals, paying any fees and providing any testing, monitoring or reporting required by Applicable Requirements, including without limitation Environmental Laws, for such activities.

c. The installing of any underground or aboveground tank of any type in or about the Premises, Common Areas or the Project, or any part thereof.

d. Any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time, may constitute a public or private nuisance.

e. Bringing or allowing or permitting Lessee's agents, employees, contractors, licensees or invitees to bring any Hazardous Substances in or onto the Premises, Common Area or the Project, or any part thereof, except, in strict accordance with the terms and conditions hereof.

(d) If any of the foregoing items (a) through (e) of Section D(b) shall occur, Lessee shall take all actions required to immediately (i) remove and properly dispose of any Hazardous Substances, (ii) diligently undertake all actions necessary to return the Premises, Common Area and/or the Project to its condition existing prior to such occurrence, and (iii) comply with all Environmental Laws. All of Lessee's actions shall be conducted in strict compliance with all Environmental Laws and at Lessee's sole cost and expense. Except where urgent action is required to prevent, mitigate or remediate any releases, spills, or contamination, Lessee shall first obtain Lessor's written approval of all such actions.

(e) Prior to any Hazardous Substances being brought upon or into the Premises or any portion of the Project, whether Lessor's written permission is required or not, Lessee will provide to Lessor any applicable material safety data sheets regarding said Hazardous Substance as well as a written description of the amount of such Hazardous Substances to be brought upon or into the Premises or Project and the common and recognized chemical name of such Hazardous Substances. Lessee shall bear responsibility for insuring that all record keeping, reporting and remediation responsibilities of Lessee under all Environmental Laws are met and Lessee assumes all such responsibility and liability for such legal compliance.

(f) Lessor or Lessor's representative shall have the right, but not the obligation, to enter the Premises for, among other purposes, the purposes of inspecting the storage, use and disposal of any Hazardous Substances and to review compliance with all Environmental Laws. Should it be determined, whether as a result of such inspection or otherwise, in Lessor's sole opinion, that any Hazardous Substances are being improperly stored, used, or disposed of, or if any of Lessee's actions or failures to act otherwise have resulted or could reasonably be expected to result in a failure to comply with any Environmental Law, or that Lessee is otherwise in breach of this Section D, Lessor shall have the right, but not the obligation, to notify Lessee, and upon such notice Lessee shall immediately take such action as required by applicable Environmental Laws and the terms of the Lease. Lessee will provide Lessor written notification of any spill, release or disposal of any Hazardous Substances at the Premises and will also provide Lessor written notice of any pending or threatened litigation concerning the breach or purported breach of any Environmental Laws at the Premises.

(g) If at any time during or after the Lease Term, (i) the Premises, Common Area or the Project is found to be contaminated by Hazardous Substances arising from or as a result of (A) Lessee's action or failure to act, or the action or failure to act by Lessee's agents, employees, contractors, licensees or invitees, (whether in whole or in part), or (B) the use of the Premises, Common Area or the Project or any Hazardous Substances by Lessee or any of Lessee's agents, employees, contractors, licensees or invitees, or (ii) Lessee otherwise breaches any of its obligations under this Section D, Lessee agrees to indemnify, defend, and hold Lessor harmless from and against all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, losses (including diminution in value of the Premises, Common Area or the Project, damages for the loss or restriction on the use of rentable or usable space or of any adverse impact on marketing of space on the Project or any portion thereof, and sums paid in settlement of claims, attorneys' fees, laboratory fees, consultant fees and expert fees), remediation costs, restoration costs, response costs, cleanup costs and obligations.

(h) Notwithstanding anything to the contrary in the Lease, Lessee acknowledges and agrees that it shall not be unreasonable for Lessor to withhold its consent to any proposed assignment, subletting, or transfer of Lessee's interest in the Lease if (i) the anticipated use of the Premises by the proposed assignee, sublessee or transferee involves the generation, storage, use, treatment or disposal of Hazardous Substances.

(i) At least once per year and, in addition, upon any request by Lessor, Lessee shall provide Lessor any form of hazardous materials/substances disclosure that may be provided by Lessor from time to time.

(j) Notwithstanding anything to the contrary in the Lease, Lessee shall have the right to use ordinary and customary materials reasonably required to be used in the normal course of Lessee's Agreed Use, including, but not limited, liquid nitrogen and other materials that may fall within the definition of a Hazardous Substance, so long and such use in in compliance with Applicable Requirements, including without limitation all environmental laws and Lessee obtains, if necessary, the required permits for such use. Before the Start Date and annually thereafter, Lessee shall provide Lessor copies of the MSDS sheets for any Hazardous Substances used at the Premises.

(k) Notwithstanding the terms of this Section D, Lessor hereby consents to the use of the Hazardous Substances in (but not outside of) the Premises, as specifically set forth on Exhibit E, attached hereto and made a part hereof ("**Approved Hazardous Substances**"). The Approved Hazardous Substances shall be limited to those Hazardous Substances, and the quantities, set forth on Exhibit E. Lessee shall ensure that all use, handling and storage of the Approved Hazardous Substances shall be done in strict accordance with all Environmental Laws and that all required permits and approvals are obtained in connection with the Approved Hazardous Substances.

(l) Notwithstanding any provision in this Lease to the contrary, Lessee shall not be responsible for, shall have no liability or obligations with respect to, and shall not be obligated to pay for or take any action with respect to the existence of any Hazardous Substance on the Premises or Common Areas which occurred or existed prior to the date of this Lease, or after the expiration

or earlier termination of the Lease and vacation of the Premises by Tenant, unless caused or permitted by Tenant or any of Tenant's agents, employees, contractors, licensees or invitees.

SECTION E. **RULES AND REGULATIONS AND CC&R'S**

Lessee shall comply with all provisions contained in the Rules and Regulations for the Project and Premises that may be established by Lessor from time to time, and if applicable, any CC&R's affecting the Project. The Rules and Regulations shall be applied to all tenants in a non-discriminatory manner. No changes to the Rules and Regulations, and no CC&R's recorded against the Premises after the date hereof, shall unreasonably interfere with Lessee's ability to engage in the Agreed Use.

SECTION F. **SIGNS:**

Lessee agrees to adhere to the provisions of any sign program and CC&R's covering the Project and with all applicable laws, codes, ordinance rules and regulations in connection with Lessee's signage. Lessee shall be allowed to add a sign to the top of the exterior of the Premises at Lessee's sole cost and expense and pursuant to the terms of this Section and in a location and of a type to be reasonably approved by Lessor and the City of Irvine. Prior to the expiration or earlier termination of the Lease, Lessee shall remove any such signage and shall immediately repair, at Lessee's cost and expense, any damage to the Premises caused by such removal. Lessee shall keep Lessee's signage in good condition and repair at all times. All costs in connection with Lessee's signage, including without limitation design, installation, repair, and removal, shall be at Lessee's sole cost and expense.

SECTION G. **OUTSIDE STORAGE AND USE:**

Any and all outside storage is strictly prohibited. Violation of this Section shall be considered a Default of the Lease; provided, however, that notwithstanding anything to the contrary in the Lease, Lessee's cure period shall be limited to two (2) business days after notice from Lessor. If Lessee fails to cure any violation of this Section within such 2-business day period, then in addition to all other rights and remedies of Lessor under the Lease, Lessor shall have the right, without notice, in addition to any other rights and remedies, to remove the property and charge the reasonable cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Under no conditions shall Lessee be permitted to perform any work or services in the Common Area of the Project.

SECTION H. **AMERICANS WITH DISABILITIES ACT:**

Lessor shall construct the Lessor Improvements and deliver the Premises to Lessee at the Start Date in compliance with ADA (as defined below). Any other provision of the Lease notwithstanding, the parties hereby agree that the Premises may be subject to the terms and conditions of the Americans with Disabilities Act of 1990 and any equivalent California State Law (as the same may be subsequently amended, collectively hereinafter the "ADA"). The parties further agree and acknowledge that it shall be the sole responsibility of the Lessee to comply with any and all provisions of the ADA, as such compliance may be required to operate its business

from, and use, the Premises and in connection with any improvements constructed by or on behalf of Lessee. Lessee further agrees to indemnify and defend Lessor and hold Lessor harmless against any claims which may arise out of Lessee's failure to comply with the ADA. Such indemnification shall include, but are not limited to reasonable attorney's fees, court costs and judgments as a result of said claims.

SECTION I. **TRANSPORTATION PLAN:**

If any governmental agency requires Lessor to implement an area transportation plan, transportation management plan or the like, Lessee shall assume its proportionate share of the cost of such plan and shall cooperate with Lessor in the implementation of such plan.

SECTION J. **VEHICLE PARKING; ADDITIONAL PROVISIONS:**

Lessee acknowledges and agrees that under no circumstances shall Lessee, Lessee's employees, agents, contractors, invitees, or licensees park or store vehicles in a manner that blocks or restricts any of the streets, driveways or throughways within the Project. Lessor shall have the right to remove or cause to be moved, without prior notice and at Lessee's sole expense, any vehicles parked or stored in violation of the Lease. Lessee shall be allocated the use of thirty-five (35) vehicle parking spaces on a non-exclusive basis. Lessee may not exceed said allowable parking ratio for the Premises. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Overnight storage of vehicles on site is prohibited. Lessor shall provide parking for Lessor's employees and customers, as necessary to meet all code and permitting requirements for Lessee's Agreed Use. Lessor shall not reduce the number of parking spaces below that which is required by applicable law for Lessee to maintain its permit to use and occupy the Premises for the Agreed Use.

SECTION K. **INTENTIONALLY DELETED**

SECTION L. **AS-IS:**

To the maximum extent permitted by applicable law, except for the Lessor Improvements (defined below) and except as specifically set forth in the Lease, Lessee acknowledges and agrees that the Premises is being leased to Lessee in its present "AS-IS", "WHERE-IS" and "WITH ALL FAULTS" condition. Lessee accepts the Premises in its condition as of the execution of the Lease and subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as specifically provided herein, Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation as to the condition of the Premises or Project or the suitability of the Premises for Lessee's intended use. Lessee represents and warrants that Lessee has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Lessor or any other party with respect thereto.

SECTION M. **LESSOR IMPROVEMENTS; ALLOWANCE:**

(a) Lessor Improvements. Lessor shall perform those certain improvements to the Premises (the "**Lessor Improvements**") as set forth in the Work Letter, attached hereto as Exhibit

C and made a part hereof (the "**Work Letter**"). Lessor agrees to pay the upfront cost of the Lessor Improvements, only up to the amount of the Allowance (as hereinafter defined), and subject to reimbursement by Lessee through increased Base Rent as provided by the terms of subsection (b) below. Notwithstanding anything to the contrary in the Lease, this Addendum or the Work Letter, any costs in connection with the Lessor Improvements in excess of the Allowance shall be the sole responsibility of Lessee, including without limitation increases due to Updated Construction Costs (as defined in the Work Letter). Upon execution by Lessor of the construction contract, Lessee shall deposit with Lessor the amount by which the Current Costs (as defined in the Work Letter) exceed the Allowance. Thereafter, any increase in costs resulting from any Updated Construction Cost or otherwise, including without limitation resulting from any changes to the Lessor Improvements, shall be deposited by Lessee with Lessor on demand; provided, however, in no event shall the Updated Construction Cost include (i) Lessor's attorney's fees, (ii) payments to Lessor's management or employees, or (iii) fees for late payments to the general contractor or subcontractors, or fees for Lessor's failure to comply with the construction agreement, unless resulting from a Lessee Delay or other acts or omissions of Lessee or its agents, employees, contractors or invitees. Lessor may draw down on such deposited amounts at any time after notice to Lessee, but without any authorizations or approvals from Lessee. Any delay in Lessee's delivery of such amount to Lessor shall be a Lessee Delay under the Lease and a default by Lessee. Lessor shall have the right to halt the construction of the Lessor Improvements if there is any delay in payment of such amounts by Lessee and Lessee shall be responsible for and pay Lessor for any and all costs resulting from or in connection with such delay.

(b) Allowance. Lessor shall provide Lessee with an allowance of up to Two Hundred Thousand Dollars ($200,000.00) ("**Allowance**") in connection with the Lessor Improvements. The Allowance shall be amortized at a rate of eight percent (8%) per annum over the original Lease Term and the Base Rent shall be increased accordingly. Once the amount of the Allowance is determined, the parties shall promptly execute an amendment to the Lease setting forth the revised Base Rent schedule with the increased Base Rent. If the Lease is fully executed and delivered by the parties, the parties acknowledge and agree that the Early TI Costs (as set forth and defined in that certain Reimbursement and Indemnity Agreement dated August 27, 2015 between Lessor and Lessee) will be the responsibility of the Lessee; provided, however, that Lessee may apply portions of the Allowance toward the Early TI Costs. Lessee may pre-pay the Allowance at any time, without penalty or interest (other than interest accrued at the time of such payment).

(c) Lessor shall enter into a direct contract for the Lessor Improvements with a general contractor selected by Lessor.

(d) Lessee hereby agrees to pay to Lessor a construction management fee in connection with the Lessor Improvements, in the amount of four percent (4%) of the total costs of the Lessor Improvements. Lessee may utilize portions of the Allowance for such fee. Such construction management fee shall be due and paid to Lessor by Lessee immediately upon Substantial Completion of the Lessor Improvements.

(e) Notwithstanding anything to the contrary in the Lease or this Addendum, in the event of any termination of the Lease other than a termination (a) under Section 9 of the Lease or (b) under Section 14 of the Lease (provided that the condemnation award from the condemning authority includes coverage for the Lessor Improvements), Lessee shall reimburse Lessor for all

unamortized portions of the Allowance within thirty (30) days of termination of the Lease. The terms of this Section shall not be deemed to limit any of Lessor's rights or remedies under the Lease. In addition, if the City of Irvine, as a condition of approval of the Current Plans (as defined in the Work Letter), demands a reduction of the square footage of the portion of the Premises dedicated to Office Expansion (consisting of approximately 2,880 square feet and as labeled on the Current Plans) by more than fifty percent (50%) (and provided that (i) such expansion office space cannot be relocated to another portion of the Premises, and (ii) as a sole and direct result of such reduction Lessee is unable to operate its business from the Premises for the Agreed Use), Lessee shall have the right to terminate the Lease by providing written notice to Lessor; provided, however, that prior any such termination, Lessor and Lessee shall work together, reasonably and in good faith, to determine an alternative that is acceptable to the City of Irvine which would allow Lessee to operate from the Premises for the Agreed Use. Upon such termination, Lessee shall be entitled to a return of its security deposit and any other amounts paid by Lessee to Lessor, less the actual out of pocket costs that Lessor has incurred or is obligated for in connection with the Lease as of the date of such termination, including without limitation, all costs in connection with the Lessor Improvements, costs in connection with the removal of any Lessor Improvements and returning the Premises to the condition that existed prior to the date of the Lease, broker commissions and attorney's fees (collectively, "Lessor's Costs"). Lessor may deduct Lessor's Costs from the Security Deposit prior to return of any unused portion of the Security Deposit to Lessee. If Lessor's Costs exceed the Security Deposit, Lessee shall promptly pay such excess to Lessor upon receipt of an invoice. The payment to Lessor of the full amount of Lessor's Costs shall be an express condition precedent to the termination of the Lease under this paragraph. In the event of any termination of the Lease pursuant to this Section, Lessee shall immediately vacate the Premises and any failure to do so shall be considered a holdover.

(f) Notwithstanding anything contained to the contrary herein, the Lessee agrees that Lessor shall be permitted to perform the Lessor Improvements to the Premises while the Lessee is in possession of all or any portion of the Premises. Lessee acknowledges increased risks to persons and property due to such occupancy. Lessee further agrees that Lessee shall be required to fully cooperate with Lessor during the construction of the Lessor Improvements, including without limitation moving furniture and other personal property and moving Lessee's operations to certain areas of the Premises while Lessor constructs the Lessor Improvements to other portions of the Premises, and such cooperation shall be a material obligation of the Lessee. Notwithstanding the foregoing, any early occupancy of the Premises (or portion thereof) by Lessee shall be subject to the approval of the City of Irvine and Lessee shall be responsible for first obtaining any required permits, approvals or the like in connection with such early occupancy, if any, and Lessor agrees to allow such early occupancy by Lessee as soon as such occupancy is permitted by the City of Irvine, provided that Lessee has complied with the requirements set forth in Section 3.2(ii), (iii) and (vi) of the Lease. The parties acknowledge and agree that the Lessor Improvements are being expedited due to Lessee's required schedule. Notwithstanding anything to the contrary in the Lease, in the event that Lessor commences construction of the Lessor Improvements prior to the receipt of any required permit or approval, Lessee shall be solely responsible for any and all costs in connection therewith, including without limitation costs in connection with delays and any additional work or removal of any work that may be required by the applicable governmental agency(ies)/authority(ies). Lessee further agrees to hold harmless Lessor from and against any and all such costs and delays.

(g) Hold Harmless and Release. Lessee on behalf of itself and its successors and assigns (individually, a "**Waiver Party**", and collectively, "**Waiver Parties**"), waives its right to recover from, and forever releases and discharges, Lessor, Lessor's parent, subsidiaries, affiliates, shareholders, directors, officers, members, employees, agents, principals, and lenders of each of them, and the respective heirs, successors, personal representatives and assigns of all of the foregoing (collectively, the "**Released Parties**"), from and against any and all Claims (as defined below) that may arise on account of or in any way be connected with subsection (f) of this Section M, and/or Lessee's use of the Premises or any portion thereof, including without limitation, the physical condition of the Premises, the Lessor Improvements, or any law or regulation applicable thereto, including.

Lessee further agrees to indemnify and defend Lessor from and against any Claim in connection with subsection (f) of this Section M, including without limitation reasonable attorney's fees and costs.

In connection with this subsection (g), Lessee expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: **"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."**

Lessee's Initials

For the purposes of this Agreement, "**Claim**" shall mean any claim, cross claim, counterclaim, direct action claim, losses, liabilities, damages, fees, demands, actions, cause of action, assessments, liens, fines, penalties, costs (including, without limitation, reasonable attorneys', consultants' and other experts' fees), and expenses of any kind or character, at law, in contract, in tort, or in equity, whether known or unknown, actual, incidental, consequential, contingent, liquidated, foreseeable or unforeseeable, punitive, or otherwise denominated, and claims for contribution, claims for natural resource damages, tort claims for personal injuries or property damages, or any negligence, strict liability, public or private nuisance, trespass or other claims of whatsoever nature, whether presently existing or arising in the future.

Lessee, on behalf of itself and the other Waiver Parties, covenants and agrees never to sue or otherwise commence, or prosecute any action or other proceeding against any of the Released Parties, for a Claim released pursuant to this subsection (g) (collectively, the "**Covenant Not To Sue**"). The parties hereto agree that the Covenant Not to Sue may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of this subsection (g), and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein. In the event a Waiver Party breaches the Covenant Not To Sue, any Released Party damaged thereby shall be entitled to recover not only the amount of any judgment which may be awarded in favor of such damaged Released Party, but also for such other Claim as may be incurred by such damaged Released Party, including court costs, reasonable attorneys' fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and

obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the release contained in this subsection (g) and the Lease or any provision thereof.

SECTION N. **CONFIDENTIALITY:**

In addition to all confidentiality provisions set forth in the Lease and this Addendum, Lessee and Lessor each acknowledge and agree that it shall not disclose any material provisions of the Lease or this Addendum, including without limitation, the Rent payable under the Lease. As a material inducement to the parties entering into the Lease or any Lease renewal, and as an indivisible part of the consideration to be received by the parties for entering into the Lease, Lessee and Lessor agree that neither it nor any party under its control will disclose, disseminate, or publicize, any terms, conditions, or obligations relating to the Lease and Addendum directly or indirectly, specifically or generally, to any person, corporation, association, partnership, governmental agency, or any other entity, except; (i) to the extent necessary to report to taxing authorities; (ii) in response to an order of the court of competent jurisdiction or subpoena issued under the authority thereof; or (iii) in response to any subpoena issued by a state, federal, or other governmental agency; (iv) as otherwise required by applicable law, (v) to its professional advisors (lawyers, accountants, etc.) and potential assignees/sublessees as reasonably necessary, and (vi) to contractors, subcontractors, consultants, agents and the like in connection with the construction of the Lessor Improvements or as otherwise required for either party to comply with its obligations under the Lease. Any such disclosure shall be a material and non-curable default under the Lease.

SECTION O. **LITTER AND WINDOW CLEANING:**

Lessee hereby agrees to regularly retrieve and remove all litter from the exterior portions of the Premises which litter originates or is created from its business operations, including without limitation the loading and unloading of trucks.

Pursuant to Section 7.1(a) of the Lease, the Lessee at the Lessee's sole cost and expense, agrees to clean the glass windows as needed but at least quarterly and shall conform to the standard of cleaning of the other windows in the Project.

SECTION P. **SHIPPING CONTAINERS AND PALLETS:**

Lessee agrees to store shipping containers, pallets, and other objects inside of the Premises and, if no longer serviceable, they shall be broken down and placed in the designated disposal bins for removal.

SECTION Q. **BUSINESS ACTIVITIES:**

Lessee agrees to restrict its business activities to the interior of its Premises, except for shipping and receiving activities.

SECTION R. **CONTINGENCY:**

Delivery of the Lease to Lessor, duly executed by Lessee, constitutes an offer by Lessee to lease the Premises as herein set forth and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Lessee. The Lease shall only become effective and binding upon execution of the Lease by both Lessor and Lessee and delivery of a signed copy to both Lessee and Lessor.

SECTION S. **DEMAND FOR RENT AND OTHER SUMS:**

In addition to all other remedies of Lessor set forth in the Lease, Lessee shall pay to Lessor a charge of $500.00 for Lessor's preparation of a demand for delinquent Rent or other sums due under the Lease.

SECTION T. **LESSEE DAMAGE RESPONSIBILITY:**

Notwithstanding any of the provisions of the Lease, the Lessee shall repair, at no cost to the Lessor, any damage caused to glass, loading doors, main doors, and storefront window, or door frames of the Premises which results from vandalism, burglary, or related events. The provisions of this paragraph shall be applicable whether or not the Lessee or Lessor has insurance covering such loss.

SECTION U. **STATUTORY DISCLOSURES:**

Except as expressly set forth in the Lease, Lessor makes no, and hereby disclaims all, representations or warranties, including without limitation representations as to the repair and condition of the Premises. To Lessor's actual knowledge, the Premises HAS NOT undergone inspection by a Certified Access Specialist (CASp). The foregoing disclosure does not affect Lessor's or Lessee's respective responsibilities for compliance of construction-related accessibility standards as provided under the Lease.

SECTION V. **GOVERNMENT COMPLIANCE:**

Lessee is aware that it is necessary for Lessee to provide evidence of its business license from the City of Irvine, California prior to the Lessee occupying the Premises. Lessee agrees to pay all costs related thereto and comply with all governmental regulations related to the Lessee's operating in said Premises. Except as may be expressly set forth in the Lease, Lessor hereby makes no representation as to the suitability of the Premises with regard to the Lessee's proposed usage and/or future usage of the Premises and Lessee hereby accepts full responsibility for investigating and complying with all governmental regulations related to the Lessee's occupancy, including but not limited to paying for all costs necessary to modify fire sprinkler systems (if any) as may be required in connection with Lessee's specific use, the Lessor Improvements or any other improvements performed by or on behalf of Lessee.

SECTION W. **LIENS:**

Notwithstanding anything to the contrary in the Lease, Lessee shall not cause, suffer or permit any lien, claim, or other encumbrance to be filed against the Premises in connection with Lessee's construction, installation, maintenance, use or repair of the Premises, or any part thereof. If Lessor

notifies Lessee that such a lien has been filed against the Premises by Lessee or any of its contractors, subcontractors, or any other party supplying services or materials or performing work at the Premises, then Lessee promptly (within ten (10) days) shall have the lien removed and released of record at Lessee's sole cost and expense, after failing to timely do so, Lessor may remove such lien and collect all expenses incurred from Lessee, including without limitation interest at the highest rate permitted by applicable law, as Additional Rent. Lessee shall protect, defend, save harmless and indemnify Lessor, Lessor's mortgagee and any fee owner of the Project from and against all losses, claims, liabilities, injuries, expenses (including legal fees), lawsuits and damages arising out of any lien described above.

SECTION X. **OPTIONS TO EXTEND:**

(a) The Lease Term may be extended, at the option of Lessee, for up to two (2) periods of five (5) years each, potentially for a total of ten (10) years, each such period herein sometimes referred to as an **"Extension Period"**, provided that (i), prior to expiration of the original Lease Term or first Extension Period, as the case may be, Lessee provides Lessor with no less than nine (9) months and no more than twelve (12) months prior written notice for the applicable Extension Period, and (ii) Lessee is not in Default of the Lease at the time Lessee submits notice to extend or at the commencement of the applicable Extension Period, beyond any applicable notice and grace periods. The Extension Period(s) shall be on the same terms, covenants and conditions of the Lease, except for the payment of Base Rent which shall be as set forth in subsection (c) below and except that any articles or provisions which were intended to be one-time concessions to Lessee, including without limitation free rent, improvements and allowances, if any, shall be deemed to have been satisfied and shall not apply to the Extension Periods. Lessee shall not be permitted to extend the Lease beyond the second Extension Period. If Lessee fails to exercise an extension, then the Lease shall expire at the end of the then current term and Lessee shall have no further right to extend the Lease Term. Time is of the essence with regard to Lessee's notice obligations under this Section. Lessee's notice to exercise an Extension Period shall be irrevocable once delivered to Lessor. The Extension Periods shall be personal to the original Lessee set forth in the Lease or any Affiliate (as hereinafter defined).

(b) In the event Lessee exercises an Extension Period, then upon Lessor's request, Lessee shall execute and deliver to Lessor a Lease amendment within thirty (30) days after Lessee's receipt of such request setting forth the Base Rent and the commencement and expiration of the upcoming Extension Period.

(c) The Base Rent during the Extension Period shall be at one hundred percent (100%) of the then prevailing market rental rate for the Premises, but in no event less than the Base Rent for the last month of the then current Lease Term, as may be extended pursuant to this section. The Base Rent shall then increase annually by three percent (3%) per year for the remainder of the applicable Extension Period. The parties will attempt in good faith to arrive at the fair market rental rate. In the event the parties cannot agree on the fair market rental rate within thirty (30) days of Lessee's exercise of the option to extend, the parties shall each designate an MAI appraiser with a minimum of ten (10) years experience in the Irvine region of California within ten (10) days of the date the parties determine they cannot agree on a fair market rental rate. The appraisers so selected shall mutually agree on a third MAI appraiser with the above qualifications. That appraiser shall appraise the Premises and determine the fair market rent rate for the five-year (5-year) Extension

Period taking into consideration the value of the Premises, the rental market in the Irvine region, rental for buildings of comparable quality and other relevant factors. If the appraisers cannot agree on the third MAI appraiser, then upon application, the Presiding Judge for the Superior Court for Orange County covering the City of Irvine, California shall make such selection upon application of either party.

SECTION Z. **RIGHT OF FIRST OFFER TO LEASE.** Lessee shall have a one-time right of first offer ("**Right of First Offer**") to lease the adjacent space located at 17275 Daimler Street, Irvine, CA ("**RFO Space**") during the original Lease Term, provided that Lessee is not in Default of this Lease beyond any applicable notice or cure periods. Lessee's Right of First Offer shall commence on the Commencement Date and shall terminate on the earlier of (i) the expiration of the original Lease Term or any earlier termination of this Lease, (ii) the expiration of Lessee's Response Period (hereinafter defined), (iii) the earlier written waiver of Lessee's right to lease the RFO Space, or (iv) Lessor's rejection of Lessee's Proposal (as hereinafter defined). If and when the RFO Space becomes available for lease during the original Lease Term, Lessee shall have five (5) business days ("**Lessee's Response Period**") after Lessor provides Lessee with written notice of an availability, to provide Lessor with a proposal (the "**Proposal**") containing terms upon which Lessee would be willing to lease the RFO Space. Lessor may accept or reject Lessee's Proposal in Lessor's sole discretion. If Lessor accepts Lessee's Proposal, by express written notice to Lessee, then the parties shall enter into and execute a lease (or amendment to this Lease) for the RFO Space within ten (10) days after notice to Lessee of Lessor's acceptance of the Proposal. Lessee's Proposal shall be irrevocable once delivered to Lessor and shall be deemed an offer. If Lessee fails to notify Lessor in writing on or before the expiration of Lessee's Response Period, or if Lessee declines in writing to deliver a Proposal to lease the RFO Space, Lessee's Right of First Offer shall immediately terminate. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Right of First Offer shall not apply to the expiration of any then-current lease for the RFO Space if Lessor and then then-current tenant are negotiating for a renewal of such lease. **TIME IS OF THE ESSENCE WITH REGARD TO EACH AND EVERY OBLIGATION OF LESSEE CONTAINED IN THIS SECTION.** Lessee's Right of First Offer is personal to the Lessee named in this Lease or to an Affiliate of Lessee.

SECTION AA. **ASSIGNMENT.** Notwithstanding any provision in the Lease to the contrary, Lessee shall have the right to assign the Lease or sublet all or a portion of the Premises without Lessor's consent to any corporation or business entity which controls, is controlled by or is under common control with Lessee, or to a corporation or other business entity resulting from a merger or consolidation with Lessee, or to any person or entity which acquires substantially all of the assets of Lessee's businesses as a going concern ("**Affiliate**"); provided that in the case of an assignment, the assignee assumes in full the obligations of the Lessee under the Lease and that the use of the Premises remains unchanged. For the purpose of the Lease, any sale or transfer of Lessee's capital stock, redemption or issuance of additional stock of any class shall not be deemed an assignment, sublet or any other transfer of Lessee's interest in the Lease or the Premises. Lessor shall not be entitled to any consideration in connection with any assignment or sublease to an Affiliate. All rights personal to Lessee under the Lease shall be fully exercisable by an Affiliate. No assignment or sublease to an Affiliate shall relieve Lessee of any of its obligations under the Lease or relieve the Guarantor of any of its obligations under the Guaranty, including without limitation during any Extension Period.

SECTION BB. **INSURANCE.**

(a) Lessor's Insurance. During the Lease Term, Lessor shall maintain policies of insurance covering loss of or damage to the Project in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Lessor deems reasonably necessary ("Property Insurance"). During the Lease Term, Lessor shall also maintain business interruption insurance, with loss payable to Lessor, in an amount equal to one (1) year's Base Rent, plus Common Area Operating Expenses ("Business Interruption Insurance"). Lessor shall also maintain comprehensive general liability insurance, including personal injury and property damage coverage, and pollution legal liability insurance ("Pollution Insurance") for the Property (collectively, "Liability Insurance"). Lessor hereby acknowledges and agrees that Lessee shall not be required to carry Pollution Insurance in connection with the Approved Hazardous Substances. The policies of Property Insurance, Business Interruption Insurance, Pollution Insurance and Liability Insurance shall be referred to herein as "Lessor's Insurance".

a. Lessee agrees to pay Lessee's Share of Lessor's cost in connection with Lessor's Insurance, including without limitation all premiums related to such insurance.
b. Lessee shall be liable for the payment of Lessee's Share of any deductible amount under Lessor's Insurance. Lessee's Share of any deductible amount shall not exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) on a per occurrence basis.
c. Lessee acknowledges that Lessor shall not obtain insurance for Lessee's fixtures, personal property, equipment, or non-structural building improvements, including alterations, additions, partitions and improvements installed by Lessee to the Premises.

(b) Lessee's Insurance. Lessee, at its own expense, shall maintain and keep in full force and effect during the Lease Term a policy or policies of worker's compensation insurance with statutory limits and comprehensive general liability insurance, including personal injury, death and property damage, with contractual liability coverage, in the amount of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate for personal injury or death of persons occurring in or about the Premises or Project ("Lessee's General Liability Insurance"). Lessee may use a combination of primary and umbrella policies to achieve the limits listed above. Lessee, at its own expense, also shall maintain and keep in full force and effect during the Lease Term, fire and extended coverage property insurance covering (i) the full replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by or for Lessee and (ii) the full replacement cost of all of Lessee's personal property contained within the Premises and (iii) business interruption insurance (collectively, "Lessee's Property Insurance"). In the event Lessee intends to or does in fact store, use or handle, Hazardous Substances, Lessor may require prior to such use, storage or handling, that Lessee obtain pollution legal liability insurance in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence ("Lessee's Pollution Legal Liability Insurance"); provided, however, that foregoing shall not be deemed consent or approval to Lessee using, storing or handling Hazardous Substances in or about the Premises or Project. The policies of General

Liability Insurance, Lessee's Property Insurance and Lessee's Pollution Legal Liability Insurance shall be referred to herein collectively as "Lessee's Insurance".

a. Lessee's Insurance shall (i) name Lessor and Lessor's lender(s), Affiliates, asset and property manager(s), investor(s), and any other party that Lessor may request as additional insured's, (ii) be issued by an insurance company with a minimum A.M. Best Rating of A-VIII, (iii) provide that said insurance shall not be canceled or materially modified unless thirty (30) days prior written notice shall have been given to Lessor, and (iv) provide primary coverage to Lessor when any policy issued to Lessor provides duplicate or similar coverage, and in such circumstance Lessor's coverage under Lessor's policy shall be deemed excess over and above the coverage provided by Lessee's policy.
b. Said policy or policies or certificates thereof shall be delivered to Lessor by Lessee before the Start Date and at least ten (10) days prior to each renewal of said insurance. If any such policy is cancelled or materially modified during the Lease Term without Lessor's written consent, or if Lessee fails to provide proof of such insurance when required, Lessor may obtain such insurance, in which case Lessee shall reimburse Lessor for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.
c. Lessor makes no representation that the limits or forms of coverage of Lessee's Insurance herein are adequate to cover Lessee's property, business operations, liability or obligations under the Lease.

(b) Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers, directors, members, shareholders, managers, principals, and employees, for any loss or damage that may occur to the Premises or Project, or personal property (building contents) therein and/or the property covered or required to be covered by the insurance to be provided under the Lease, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S AGENTS, OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, MANAGERS, PRINCIPALS, EMPLOYEES OR INVITEES. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in the Lease with respect to any loss or damage to property of the parties hereto. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right of subrogation that Lessor or Lessee or their respective insurance companies have or may obtain based upon an assignment from its insured.

SECTION CC. **OPERATING EXPENSE EXCLUSIONS**. Notwithstanding anything to the contrary in Section 4.2 of the Lease, Common Area Operating Expenses shall not include the following:

(1) Overhead and administrative costs of Lessor not incurred in the operation and maintenance of the Building or Project;

(2) Depreciation or amortization of the Building or its contents or components;

(3) Expenses for the preparation of space or other work which Lessor performs solely for another tenant or prospective tenant of the Building or Project;

(4) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising, entertaining or promotion;

(5) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Building, Project, or any common areas, transfer or recordation taxes in connection with the transfer of ownership in the Project (but specifically excluding increases in Real Property Taxes due to a transfer of ownership (as a result of Proposition 13 or otherwise) which shall be included in Common Area Operating Expenses), land trust fees, and rental due under any ground lease relating to the property on which the Building is located;

(6) Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;

(7) Any interest or penalty incurred due to the late payment of any operating expense and/or real estate tax, unless caused by late payment by Lessee;

(8) Any costs incurred to test, survey, cleanup, contain, abate or remove any environmental or Hazardous Substances or materials that are specifically designated as being Lessor's obligation (at Lessor's sole cost) to remove pursuant to the terms of the Lease, including asbestos containing materials from the Building or any common areas or to remedy any breach or violation of any Environmental Laws;

(9) Any personal property taxes of the Lessor for equipment or items not used in the operation or maintenance of the Project, nor connected therewith;

(10) Payroll and payroll-related expenses associated with administration and clerical personnel, general office expenses, and expenses for travel, entertainment, gifts, dues, subscriptions, memberships, tuition, seminars, automobile allowances, charitable or political donations;

(11) In no event shall the payroll, payroll related expenses related to any employees of Lessor above the Building Manager or equivalent operational level or not working full-time on the management or operation of the Building be included in Common Area Operating Expenses, provided that such expenses of part-time workers may be included if equitably allocated to reflect actual time spent on the Project;

(12) The cost of overtime or other expense to Lessor in performing work expressly provided in the Lease to be borne at Lessor's expense;

(13) All expenses directly resulting from the negligence or willful misconduct of the Lessor, its agents, servants or other employees;

(14) Reserves for future capital improvements to the Building or Common Areas to the extent anticipated to occur after the expiration of the Lease Term;

(15) Any cost or expense to the extent that Lessor is reimbursed by insurance proceeds, condemnation proceeds, warranties, or the like;

(16) Expenditures for capital improvements, including rental expenses incurred in leasing capital items that would be excluded under this Section if purchased, except: (i) for costs in connection with maintenance, repairs, replacements, and upgrades to existing capital improvements, (ii) to the extent that any such expenditures are for improvements required by any regulatory body having jurisdiction over the Premises or due to a change in any Applicable Requirements after the Commencement Date of this Lease, or (iii) for improvements that are intended to reduce the Common Area Operating Expenses, and all such exceptions in (i) through (iii) shall be permitted capital expenditures and shall not excluded from Common Area Expenses; provided, however, that in any case, all expenditures for such capital improvements will be amortized over the useful life of said improvements in accordance with GAAP and Lessee shall be responsible for the amortized portions applicable to the Lease Term (as may be extended);

(17) All bad debt loss, rent loss, or reserve for bad debt or rent loss.

SECTION DD. **COMMON AREA CHANGES**. Notwithstanding anything to the contrary in the Lease, the Common Areas and the entrance and exit to the Premises, the Building and the Project will not be modified, reconfigured or altered in any manner that would materially and adversely affect access to the Premises and/or materially and adversely affect Lessee's use of the Premises for the Agreed Use without Lessee's prior written consent (which consent may be withheld in Lessee's sole discretion). Notwithstanding the foregoing, Lessor may temporarily close any portion of the Project or Common Areas for repairs or alterations, or to prevent a public dedication or the accrual of prescriptive rights.

SECTION EE. **MISCELLANEOUS:**

<u>Interpretation</u>. None of the parties hereto, nor their respective counsel, shall be deemed the drafter of the Lease and/or Addendum for purposes of construing the provisions hereof. The language in all parts of Lease and/or Addendum shall in all cases be construed according to its fair meaning, not strictly for or against any of the parties hereto.

<u>Severability</u>. The Lease and/or Addendum shall be considered severable, such that if any provision or part of the Lease and/or Addendum is ever held invalid under any law or ruling, that provision or part of the Lease and/or Addendum shall remain in force and effect to the extent allowed by law, and all other provisions or parts shall remain in full force and effect.

Entire Agreement. This Addendum, together with the Lease, constitutes the entire understanding among the parties hereto regarding the subject matter contained herein and supersedes any prior understandings, agreements, commitments, representations, or negotiations concerning the subject matter herein.

Counterparts. The Lease and Addendum may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A facsimile or email signature on the Lease and Addendum shall be binding as an original.

[Signature Page Follows]

Lessor and Lessee have signed this Addendum to Lease on the dates specified adjacent to their signatures.

LESSOR:

DAIMLER OPPORTUNITY, LLC,
a Delaware limited liability company

BY: CASMALIA STREET IE, LLC,
a Delaware limited liability company
Its Sole Member

By: PDC OC/IE, LLC,
a Delaware limited liability company,
Its Administrative Member

By: [signature]
Stephen M. Batcheller, Local Partner

LESSEE:

CRYOPORT SYSTEMS, INC.,
a California Corporation

By: [signature]
Name: Robert S. Stefanovich
Its: Chief Financial Officer

EXHIBIT B

RULES AND REGULATIONS

RULES AND REGULATIONS FOR STANDARD OFFICE LEASE

Dated: October 2, 2015

By and Between Daimler Opportunity, LLC, a Delaware limited liability company ("Lessor") and Cryoport Systems, Inc., a California corporation ("Lessee")

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.
2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.
3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.
4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.
5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.
6. Lessee shall not alter any lock or install new or additional locks or bolts.
7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.
8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.
9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.
10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.
11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.
12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and Building Holidays, and on other days between the hours of 7:00 P.M. and 7:00 A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.
13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.
14. No window coverings, shades or awnings shall be installed or used by Lessee, unless approved by Lessor in writing prior to installation of said item.
15. No Lessee, employee or invitee shall go upon the roof of the Building. Notwithstanding anything to the contrary or contained in the Lease, Lessor reserves to itself all rights to use the rooftops in any manner it deems appropriate.
16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.
17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.
18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.
19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.
20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.
21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.
22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.
23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."
2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of

INITIALS INITIALS

the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

SUPPLEMENTAL RULES

1. Except as specifically provided in the Lease and the Sign Program to which these Rules and Regulations are attached, no sign, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of any building within the Project without prior written consent of Lessor. Lessor shall have the right to remove, at Lessee's expense and without notice to Lessee, any sign installed or displayed in violation of this rule.

2. Lessee shall not place anything against or near glass partitions or doors or windows, which may appear to be unsightly from outside the Premises without Lessor's consent.

3. Lessee shall not obstruct any sidewalks, hall passages, driveways, exits and entrances of the Project. The sidewalks, passages, driveways, exits and entrances are not for the general public, but are open, subject to reasonable regulations, to Lessee and Lessee's business invitees. Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation, and interest of the Project and its lessees; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Lessee normally deals in the ordinary course of its business, unless such persons are involved in illegal activities. Lessee, Lessee's employees or invitees shall abide by all parking regulations adopted by Lessor for the Project and Premises including but not limited to the prohibition of overnight parking of vehicles in the parking and loading areas.

4. Except for Lessee's qualified and licensed HVAC contractors who have obtained the prior written consent of Lessor, no Lessee and no employee of Lessee or Lessee's invitees shall go upon the roof of any building in the Project, and Lessee shall be responsible to pay for any repairs occasioned therefrom.

5. Lessor will furnish Lessee, free of charge, two keys to each exterior door lock on the Premises. Lessee shall be responsible for any additinal keys. Lessee shall not alter any lock or install any additional lock or bolt on any door of the Premises. Lessee, upon termination of its tenancy, shall return to Lessor the keys which had been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor for the cost of replacement thereof.

6. Lessee shall not place a load upon any floor of the Premises, which exceeds the load per square foot, for which the floor was designed to carry and which is allowable by law. Heavy objects shall stand on such platforms as determined by Lessor to be necessary to properly distribute the weight.

7. Lessee shall not use or keep in the Premises any kerosene, gasoline or flammable or combustible fluid or material other than those limited quantites necessary for the operation or maintnance of equipment. Lessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the building or Project by reason of noise, odors or vibrations, nor shall Lessee bring into or keep about the Premises any birds, fish, or animals.

8. Lessee shall not use any method of heating or air-conditioning other than that supplied or approved by Lessor, except that lessee may use small fans plugged into electrical sockets.

9. Lessee shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of heating and air-conditioning to comply with any governmental energy saving rules, laws or regulations.

10. Lessee shall close and lock the doors of its Premises and entirely shut off all water faucets or othe water apparatus, electricity, gas, or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by other Lessees or occupants of the building or Project or by Lessor for noncompliance with this rule.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for

which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Lessee.

12. Lessee shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

13. Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior of the Premises. Lessee shall not penetrate the roof in any manner.

14. Lessee shall not mark, drive nails, screw or drill into the walls, woodwork, plaster or concrete or in any way deface the Premises or any part thereof, except to install normal wall hangings. Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Lessee shall not cut or bore holds for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall be responsible for the removal of any item installed by Lessee and the restoration of the Premises to their original condition.

15. Canvassing, soliciting and distribution of handbills or any othe written material, and peddling in the Project is prohibited and Lessee shall cooperate to prevent such activities.

16. Lessee shall store all its trash and refuse within its Premises or in designated trash receptacles or bins. Lessee shall not place any trash receptacle, bin or enclosure any material which cannot be disposed of in the ordinary and customary manner of trash and refuse disposal. All trash and refuse disposal shall be made in accordance with direction issued by Lessor from time to time.

17. The Premises shall not be used for lodging, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Lessor's written consent, except that Lessee shall be permitted to use Underwriters' Laboratory approved equipment for brewing coffee, tea and similar beverages or use microwave ovens provided that such equipment and its use is in accordance with all applicable laws, codes and ordinances.

18. Without the written consent of Lessor, Lessee shall not use the name of the Project in connection with or in promoting or advertising the business of lessee except as lessee's address.

19. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations as established by Lessor or any governmental agency.

20. Lessee assumes any and all responsibility for protecting its Premises and property from theft, vandalism, robbery, and pilferage that includes keeping doors locked and other means of entry to the Premises closed.

In the event of any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease will control.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

EXHIBIT C

WORK LETTER

WORK LETTER AGREEMENT

LESSOR: **DAIMLER OPPORTUNITY, LLC**, a Delaware limited liability company

LESSEE: **CRYOPORT SYSTEMS, INC.**, a California corporation

DATE: October 1, 2015

RECITALS

A. Concurrently with the execution and delivery of this Work Letter Agreement (the "**Work Letter**"), Lessor and Lessee have entered into that certain AIR Commercial Real Estate Association Standard Industrial Commercial Multi-Tenant Lease- Net, including that certain Addendum thereto (collectively, the "**Lease**") covering certain leased premises containing approximately 27,648 square feet (the "**Premises**") and located in that certain approximate 55,145 square foot industrial building (the "**Building**") located at 17305 Daimler Street, in the City of Irvine (the "**City**"), California, as more particularly described in the Lease. All initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease, unless the context clearly indicates otherwise. For purposes of this Work Letter, the date of execution and delivery of this Work Letter by the last party signing this Work Letter is hereinafter referred to as the "**Effective Date**."

B. To induce Lessor and Lessee to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease apply hereto) and in consideration of the mutual covenants hereinafter contained, Lessor and Lessee hereby agree as follows:

AGREEMENT

1. **Lessor Improvements**. "**Lessor Improvements**" shall include all work to be done within the Premises as set forth in the plans and specifications set forth in Exhibit A attached hereto (the "**Current Plans**"), as such Current Plans are amended and approved in accordance with this Work Letter (such Current Plans as amend and approved in accordance with the Work Letter are hereinafter referred to as the "**Approved Plans**"). Subject to **Section 4(c)** below, Lessor shall retain Contractor to construct the Lessor Improvements in accordance with this Work Letter, all applicable laws, codes and ordinances ("Applicable Laws"), if any, and in accordance with the Approved Plans. Lessor will provide the Lessee Allowance described in Section M(b) of the Addendum to Lease, subject to reimbursement by Tenant through Base Rent as provided in Section M(b) of the Addendum to Lease. All Lessor Improvements will be done to the standards and using the materials and finishes set forth in the Approved Plans.

2. **Parties' Responsibilities**.

a. **Lessor's Responsibilities**. Subject to **Section 4(c)** below, Lessor shall retain the Contractor (as hereinafter defined) to construct the Lessor Improvements in accordance with the Approved Plans. The construction of the Lessor Improvements shall be done in a good and workmanlike manner in compliance with this Work Letter, all Applicable Laws, and in accordance with the Approved Plans. Subject to any extensions resulting from any Force Majeure delay (as defined in Section B of the Addendum to Lease) or from any Lessee Delay (as hereinafter defined), so long as the Lease and this Work Letter are executed and delivered by Lessee to Lessor on or before **October 2, 2015** (the "**Execution Date**"), Lessor shall use commercially reasonable efforts to complete the Lessor Improvements as follows: (i) the epoxy floor in the warehouse (as approved by Lessor and Lessee) on or before **October 31, 2015**, (ii) the remaining improvements to the warehouse on or before **December 1, 2015**, (iii) the first floor office improvements on or before **February 1, 2016**, (iv) the second floor office improvements on or before **March 1, 2016**, and (v) Lessor securing Substantial Completion (as hereinafter defined) of the Lessor Improvements on or before **April 1, 2016** (the "**Planned Completion Date**"); *provided, however*, such Planned Completion Date and the Outside Completion Date (as hereinafter defined) shall be extended on a day-for-day basis (1) for each day after the Execution Date that the execution and delivery of this Work Letter is delayed (i.e., for each day from the Execution Date until the Effective Date); (2) for each day of any Force Majeure delay; and (3) for each day of any Lessee Delay.

b. **Lessee's Responsibilities**. Lessee shall timely perform its obligations under this Work Letter. Lessee shall be responsible for the payment of any Lessee approved charges in excess of the Allowance in accordance with this Work Letter.

c. **Mutual Cooperation**. Lessor and Lessee agree to work together in good faith and to cooperate reasonably with one another so as to facilitate the completion of the construction of the Lessor Improvements in accordance with the terms of this Work Letter. Except as otherwise provided for herein, any disputes regarding matters covered by this Work Letter which Lessor and Lessee are unable to resolve promptly between them will be submitted to arbitration in accordance with **Section 9** below.

3. **Current Plans; Approved Plans**.

a. Except as set forth in Exhibit A attached hereto, Lessor and Lessee have approved the Current Plans and specifications for the Lessor Improvements that are attached to this Work Letter as Exhibit A (collectively, the "**Current Plans**"). The Architect (as defined below) shall prepare revisions to the Current Plans based upon any comments on such Current Plans from the City following its review of the Current Plans and finalize such plans with the approval of Lessor, Lessee and the City of Irvine (the final plans approved by Lessor, Lessee and by the City of Irvine are sometimes hereinafter referred to as the "**Approved Plans**"). Any and

all changes to the Current Plans shall be submitted to Lessor and Lessee for review and approval prior to submission to the City, which approval shall not be unreasonably withheld, conditioned or delayed; *provided, however,* Lessor and Lessee agree that it shall be deemed reasonable for Lessor to disapprove any revisions to the Current Plans to the extent such revisions (1) would impact the structure of the Building; (2) would affect the appearance of the exterior of the Building; (3) would adversely affect the Building's systems or equipment; (4) would cause the Building to lose its LEED Certification, if any; and/or (5) would delay the time for completion of the construction of the Lessor Improvements, unless Lessee expressly agrees that the period of delay would be a "**Lessee Delay**." Lessee shall review and approve all revisions to the Current Plans within one (1) business day from the submission thereof to Lessee. Lessee acknowledges and agrees that (A) the Planned Completion Date is based upon the assumption that the Approved Plans shall have been obtained on or before November 1, 2015 ("**Expected Plan Approval Date**"); (B) the period between the Expected Plan Approval Date and the date that the Approved Plans are actually obtained shall be deemed a "**Force Majeure**" delay, and (C) the Planned Completion Date and the Outside Completion Date shall be extended as set forth above as a result of any such Force Majeure delay. Any cost resulting from a Force Majeure delay shall be borne entirely by Lessee.

b. Lessor's review of the Current Plans and revisions thereto (including, without limitation, the Approved Plans) shall be for its sole purpose and shall not imply Lessor's review of the same, or obligate Lessor to review the same, for quality, design, code compliance or like matters. Accordingly, notwithstanding that the Current Plans and any revisions thereto (including, without limitation, the Approved Plans) are reviewed by Lessor, or its architect, engineers and consultants, Lessor shall have no liability whatsoever in connection therewith, and shall not be responsible for any errors or omissions contained in the Current Plans or any revisions thereto (including, without limitation, the Approved Plans).

c. Once the Approved Plans have been obtained, such Approved Plans shall not be changed without Lessor's and Lessee's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any delay resulting from a change initiated by, or at the request of, Lessee shall be deemed a "**Lessee Delay**" (for which no Lessee Delay Notice need be given) and Lessee shall be responsible for any costs associated with such change. If any material change is necessary to the Approved Plans due to requirements of any Applicable Laws, the Architect shall use commercially reasonable efforts to develop an approach to meeting any such requirements, which approach, and any change as a result thereof shall be subject to Lessor's prior written approval.

4. **Bidding the Job**.

a. Subject to **Section 4(c)**, Lessor shall engage OLLAR CONSTRUCTION, INC. (the "**Contractor**") to construct the Lessor Improvements. Lessor shall be entitled to and receive a construction management fee in connection with the

Lessor Improvements in the amount of four percent (4.0%) of the total cost of constructing the Lessor Improvements.

b. If required, an architectural firm selected by Lessor ("**Architect**"), shall act as the architect with respect to the design and construction of the Lessor Improvements. If required, an engineering firm selected by Lessor ("**Engineer**"), shall act as the engineer with respect to the construction of the Lessor Improvements. The Contractor shall enter into contracts with Architect and Engineer for such services.

c. Based upon the Current Plans, the Planned Completion Date and the Outside Completion Date, the Contractor has previously bid the cost to construct the Lessor Improvements set forth in **Exhibit B** attached hereto (the "**Current Cost**"). Any increase in the Current Cost resulting from revisions to the Current Plans shall be borne entirely by Lessee including, without limitation, any increase resulting from any Lessee Delay and any delay as a result of obtaining bids based upon such revisions to the Current Plans shall be a "**Lessee Delay**" (and no Lessee Delay Notice need be given in connection therewith). Any revisions to the Current Cost resulting from changes in the Current Plans shall be borne entirely by Lessee.

d. Within seven (7) days after obtaining the Approved Plans, Lessor shall provide Lessee with a revision to the Current Cost based upon such Approved Plans (the "**Updated Construction Cost**"). The Updated Construction Cost shall be promptly memorialized in a written letter agreement between Lessor and Lessee. Any cost resulting from a Lessee Delay shall be borne entirely by Lessee and such costs shall be deemed added to the Updated Construction Cost.

e. To the extent there is any dispute between Lessor and Lessee with respect to any other addition to the Updated Construction Cost, Lessor and Lessee shall cooperate and negotiate in good faith to resolve such dispute within two (2) business days, failing which the dispute shall be submitted to arbitration in accordance with **Section 9** below; *provided, however,* any delay incurred as a result of the resolution by arbitration shall be deemed a "**Lessee Delay**" (for which no Lessee Delay Notice need be given).

5. **Construction**.

a. **Process and Schedule**. The Architect (with the assistance and cooperation of Lessor, Lessee, and the Contractor), shall submit the Approved Plans for the applicable permits required for the construction of the Lessor Improvements, within three (3) business days after the Approved Plans are obtained. All costs and expenses incurred in connection with obtaining such permits shall be borne entirely by Lessee; *provided, however,* the Allowance may be applied against such costs. Promptly after the Updated Construction Cost is determined, subject to **Section 4(c)**, Lessor shall retain the Contractor and shall use commercially reasonable efforts to cause the Contractor to promptly commence and to complete

construction in accordance with the Approved Plans. Lessee acknowledges and agrees that the Planned Completion Date and the Outside Completion Date are based upon the assumption that (A) all permits will be obtained on or before November 1, 2015 ("**Permit Receipt Date**"); (B) the period between the Permit Receipt Date and the date that the permits are actually obtained shall be deemed a "**Force Majeure**" event, and (C) the Planned Completion Date and the Outside Completion Date shall be extended as set forth above as a result of any such Lessee Delay. Lessor shall use commercially reasonable efforts to cause the Contractor to cause the Lessor Improvements to be Substantially Completed (as hereinafter defined) on or before the Planned Completion Date.

b. Late Completion. If the Lessor Improvements are not Substantially Completed on or before **May 1, 2016**, subject to Force Majeure delays and Lessee Delays (as such date may be extended in accordance with this Work Letter, the "**Outside Completion Date**"), then Lessee's obligation to pay Base Rent for the Premises shall be abated one day after the Commencement Date, for each day of delay in Substantial Completion of the Lessor Improvements beyond the Outside Completion Date until such Substantial Completion occurs. The Outside Completion Date shall be subject to extension and delay for Force Majeure delays and Lessee Delays. If the Lessor Improvements are not Substantially Complete on or before the date which is one hundred twenty (120) days after the Outside Completion Date, subject to Force Majeure delays and Lessee Delays, Lessee shall be entitled to a day-for-day abatement of Base Rent until the Lessor Improvements are Substantially Complete. In no event will Lessee be entitled to terminate the Lease in connection with any delay in Substantial Completion of the Lessor Improvements.

c. **Construction Standards**. The Lessor Improvements shall comply in all respects with the following: (i) Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other authority; (ii) building material manufacturer's specifications; and (iii) the Approved Plans. Lessor shall be responsible for obtaining all permits required for the construction of the Lessor Improvements. Lessee shall be responsible for obtaining all other necessary licenses, permits and certificates of occupancy required in connection with the Lessor Improvements and the use and occupancy of the Premises by Lessee; *provided, however,* the Allowance may be applied against such costs.

d. **Lessee Delay**. Except as expressly set forth in this Work Letter, Lessor's sole remedy for delay, hindrances in the construction of the Lessor Improvements, loss of productivity, impact damages and similar damages caused by Lessee or any of its agents, consultants, representatives, contractors, subcontractors, or employees (each a "**Lessee Party**") which adversely impacts the time to Substantially Complete the construction of the Lessor Improvements, shall be an extension in the Planned Completion Date and the Outside Completion Date; *provided, however,* there shall be no such extension with respect to a delay or hindrance caused by acts constituting interference by Lessee or any Lessee Party with Contractor's construction of the Lessor Improvements, including without

limitation a delay caused by the fact that Lessee is in occupancy of the Premises (a "**Lessee Delay**"), unless the time to construct the Lessor Improvements is adversely impacted **and**, except as expressly provided otherwise in this Work Letter, Lessor or Contractor shall have delivered written notice to Lessee of such Lessee Delay (a "**Lessee Delay Notice**"), in which event the parties shall execute a writing equitably adjusting the Planned Completion Date and the Outside Completion Date; *provided, however,* that failure to execute such writing shall not effect the validity of any such extension. Notwithstanding the foregoing, to the extent such Lessee Delay was caused by Lessee's exercise of any early access rights expressly provided to Lessee, Lessor may also revoke and/or further condition such rights. Lessor's exercise of any of its rights and remedies under this Work Letter, regardless of the extent or frequency with which Lessor exercises any such rights and remedies, shall not under any circumstances be construed as a breach or default of any of Lessor's obligations under this Work Letter or the Lease.

6. **Payment for Lessor Improvements**.

a. Lessor will provide to Lessee the Allowance (as set forth and in accordance with the terms of the Addendum to Lease).

b. Contractor shall submit to Lessor no less frequently monthly a payment request (a "**Payment Request**") setting forth the amount of the Updated Construction Cost then due and payable, the amounts for which such payment will be applied and the remaining costs necessary to complete the construction of the Lessor Improvements, accompanied by (A) invoices evidencing the labor rendered and materials delivered to the Premises in connection with the construction of the Lessor Improvements up to the date of the Payment Request; (B) executed conditional mechanics' lien releases from contractors, subcontractors or material suppliers to be paid from the amounts for which reimbursement is requested; and (C) executed unconditional mechanics' lien releases from contractors, subcontractors or material suppliers paid by amounts previously paid from prior Payment Requests, which releases shall comply with the appropriate provisions of the California Civil Code. Lessee shall pay the Updated Construction Costs to Lessor as provided in Section M of the Addendum to Lease. The Allowance shall be the last funds disbursed, after Lessee has paid all amounts of the Updated Construction Cost in excess of the Allowance. Lessor shall have the right to withhold ten percent (10%) of amounts due to the Contractor as a retention ("**Retention**") from the amount requested in any Payment Request. The Retention shall be disbursed after Substantial Completion of the Lessor Improvements (less an amount necessary to pay for the cost of completing any punch list items) upon presentation to Lessor of (A) Lessee's acceptance of the Lessor Improvements subject only to the completion of punch list items; (B) the delivery of a final inspection or permit signoff card from the City of Irvine (or equivalent) evidencing final inspection and signoff from the City of the Lessor Improvements; (C) final lien releases in compliance with California Civil Code Section 3262(d)(4) for of the Lessor Improvements; (D) an updated as-built (or

record) set of the Approved Plans for the Lessor Improvements as constructed; (E) a copy of all warranties, guaranties, and operating manuals for the Lessor Improvements; and (F) a recorded Notice of Completion recorded in the office of the Recorder of the county in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.

c. Lessor agrees to keep its books and records (and cause the Contractor to keep its books and records) regarding the total cost of constructing the Lessor Improvements on an "open book" basis, available for inspection by Lessee for a period of one (1) year after Substantial Completion.

7. **Completion/Punch-List**. The Premises shall not be considered "**Substantially Complete**" until the Lessor Improvements have been completed in accordance with the Approved Plans, subject only to the completion of minor punch-list items that will not materially interfere with Lessee's use and occupancy of the Premises for Lessee's permitted use under the Lease, and Lessor having obtained the final inspection or permit signoff card from the City of Irvine (or equivalent) evidencing final inspection and signoff from the City of the Lessor Improvements. Within five (5) business days of Substantial Completion, Lessor, Lessee and the Contractor shall conduct a "walk through" inspection of the Premises and prepare a punch-list of known or apparent deficiencies or incomplete work required to be corrected or completed by the Contractor pursuant to the Approved Plans. Lessor shall use commercially reasonable efforts to cause all punch-list items to be repaired or completed by the Contractor within sixty (60) days following the walk through inspection.

8. **Representatives and Notices**. Lessor and Lessee each appoint the following individuals to act as their respective representatives in all matters covered by this Work Letter:

a. Lessee's Representative:

Robert Stefanovich
20382 Barents Sea Circle
Lake Forest, CA 92630
Phone No.: (619) 481-6802
Fax No.: ______________
Email: rstefanovich@cryoport.com

b. Lessor's Representative:

Daimler Opportunity, LLC
20411 SW Birch Street
Suite 200
Newport Beach, California 92660
Attention: Jay Tanjuan
Phone No.: (949) 296-2919
Fax No.: (916) 868-6125
Email: jtanjuan@panattoni.com

All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Work Letter will be submitted to the Lessor's

Representative or Lessee's Representative, as the case may be. Each party may change its representative under this Work Letter at any time upon three (3) days prior written notice to the other party.

9. **Arbitration**. Any claim, dispute or other matter in controversy which cannot be resolved privately ("**Dispute**") concerning the matters covered by this Work Letter shall be resolved exclusively by arbitration administered by the American Arbitration Association ("**AAA**") in the city where the Premises is located or the closest city in which the AAA maintains an office. Arbitrations shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq., and administered under the AAA Commercial Arbitration Rules in effect on the date the Dispute is submitted to arbitration, except that the arbitrator shall be an architect experienced in tenant improvement design and construction or an experienced tenant improvement construction contractor, in each case as appropriate to the matter in dispute, and, in either case, such arbitrators will be professionally licensed or certified to practice in their respective fields by the State in which the Premises is located. If the parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate a minimum of three (3) persons, who, in its opinion, meet the criteria set forth herein. Each party shall be entitled to strike one of such designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designees not so stricken by either party in accordance with their indicated order of mutual preference. The arbitrator shall base the arbitration award on accepted design and construction industry customs and practices, applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law or industry practice upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in the arbitration shall be entitled to reasonable attorneys' fees and expenses incurred in the resolution of said Dispute.

10. **Miscellaneous**.

    a. Lessor and the Contractor shall allow Lessee and/or Lessee's agents access to the Premises prior to Substantial Completion of the Lessor Improvements for the purpose of Lessee and/or Lessee's agents installing furniture, equipment or fixtures (including Lessee's racking systems, and data and telephone equipment and related cabling) in the Premises, and for other activities related to Lessee's preparation for occupying the Premises so long as Lessee and/or Lessee's agents do not interfere with the work to be performed by Lessor or the Contractor or any other agents or subcontractors in the Building and the Premises. To the extent Lessee or any Lessee Party interferes with the construction of the Lessor Improvements, Lessor shall have the right to immediately revoke and/or condition such access rights.

    b. After Substantial Completion of the Lessor Improvements, Lessor shall remove all rubbish and debris therefrom and provide the Premises to Lessee broom clean.

V

c. **Lessee's Default**. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, in the event Lessee defaults under the terms of the Lease or this Work Letter following the expiration of any applicable notice and cure periods, at any time on or before Substantial Completion of the Lessor Improvements, then (1) in addition to all other rights and remedies granted to Lessor pursuant to the Lease or this Work Letter, Lessor shall have the right to withhold payment of all or any portion of the Allowance to the Contractor until such time as such default is cured, (2) all other obligations of Lessor under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is fully cured, and the period from the commencement of the default until cure shall be deemed to be a "**Lessee Delay**," and any costs resulting therefrom shall be added to the Updated Construction Cost and borne entirely by Lessee, and (3) Lessor may cause the Contractor to suspend construction of the Lessor Improvements during such period. For the avoidance of any doubt, to the extent a Lessee Delay commences and accrues under this Work Letter and no Lessee Delay Notice is required, such commencement and accrual shall not be deemed a default for which any notice or cure period applies.

d. **Warranties**. The construction contract for the construction of the Lessor Improvements (and all subcontracts) shall include a warranty for a period of not less than one (1) year from the date of Substantial Completion thereof. Lessor shall use commercially reasonable efforts to cause its general contractor and various subcontractors to honor such warranties and repair or replace failed or malfunctioning components and shall permit Lessee to enforce such warranty on a non-exclusive basis to secure such repair or replacement during the Term of the Lease; provided, however, that Lessor shall have no responsibility, obligation or liability hereunder for repairs or replacements necessitated by the negligence or misuse by Lessee or Lessee's agents, employees, contractors, licensees or invitees or uses inconsistent with the intended use of the applicable warranted item.

[*Signatures on next page*]

V

IN WITNESS WHEREOF, Lessor and Lessee have caused their duly authorized representatives to execute this Work Letter as of the date first above written.

"LESSOR"

DAIMLER OPPORTUNITY, LLC,
a Delaware limited liability company

BY: CASMALIA STREET IE, LLC,
a Delaware limited liability company
Its Sole Member

By: PDC OC/IE, LLC,
a Delaware limited liability company,
Its Administrative Member

By: [signature]
Stephen M. Batcheller, Local Partner

"LESSEE"

CRYOPORT SYSTEMS, INC.,
a California corporation

By: [signature]
Name: ROBERT S. STEFANOVICH
Its: CHIEF FINANCIAL OFFICER

EXHIBIT D

GUARANTY

This Guaranty (the "Guaranty") is attached to and made a part of that certain AIR Commercial Real Estate Association Standard Industrial Commercial Multi-Tenant Lease-Net (the "Lease") by and between **DAIMLER OPPORTUNITY, LLC**, a Delaware limited liability company ("Lessor"), **CRYOPORT SYSTEMS, INC.**, a California corporation ("Lessee") and **CRYOPORT, INC.**, a Nevada corporation ("Guarantor"), covering that certain approximate 27,648 square feet located at 17305 Daimler Street, Irvine, California (the "Premises"), as more particularly described in the Lease. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Lessor to enter into the Lease with Lessee, the Guarantor has agreed to execute and deliver this Guaranty to Lessor. Guarantor acknowledges that Lessor would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Lessor.

1. **Guaranty.** In consideration of the execution of the Lease by Lessor and as a material inducement to Lessor to execute the Lease, Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all Base Rent, Additional Rent and other sums payable by Lessee to Lessor under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Lessee and all obligations to be performed by Lessee pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. This Guaranty shall be a guaranty on the Lease for the Lease Term (as may be extended) from the Commencement Date of the Lease (or any earlier occupancy of the Premises by Lessee). The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset, delay or excuse of any nature, or any disability of Lessee.

2. **Lessor's Rights.** Lessor may perform any of the following acts at any time during the Lease Term as may be extended), without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Premises, or this Guaranty (so long as such assignment of the Guaranty is assigned or transferred along with the obligations of Lessor under the Lease, (d) consent to any transfer or assignment of Lessee's or any future Lessee's interest under the Lease except as specifically provided in this Guaranty, (e) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (f) apply such security and direct the order or manner of sale thereof as Lessor, in its sole discretion, deems appropriate, and (g) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. **Lessee's Default.** This Guaranty is a guaranty of payment and performance, and not of collection. Upon any non-curable breach or default by Lessee under the Lease or upon the expiration of the Lessee's cure period following any other default or breach by Lessee under the

Lease, Lessor may proceed immediately against Lessee and/or any Guarantor to enforce any of Lessor's rights or remedies against Lessee or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity, and except as provided under the Lease, without notice to or demand upon either Lessee or any Guarantor.

This Guaranty shall not be released, modified or affected by any failure or delay by Lessor to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. **Guarantor's Waivers.** Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Lessee to Lessor, (c) any right to require Lessor to enforce its rights or remedies against Lessee under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Lessor to proceed against any security held from Lessee or any other party, and (e) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Lessor or any such security, whether resulting from an election by Lessor, or otherwise. Any part payment by Lessee or other circumstance, which operates to toll any statute of limitations as to Lessee, shall operate to toll the statute of limitations as to Guarantor. Notwithstanding anything in this Guaranty to the contrary, if the Lease has been assigned by Lessee with the consent of Lessor and Lessee has been released in writing by the Lessor from further liability under the Lease, this Guaranty shall be released.

5. **Separate and Distinct Obligations.** Guarantor acknowledges and agrees that Guarantor's obligations to Lessor under this Guaranty are separate and distinct from Lessee's obligations to Lessor, under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on Guarantor's obligations to Lessor hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration or similar official of Lessee or for any substantial part of its property, (c) any assignment by Lessee for the benefit of creditors, (d) the failure of Lessee generally to pay its debts as such debts become due, (e) the taking of corporate action by Lessee in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Lessee in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestration (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Lessor under or related to the Lease for which Lessor is required to reimburse Lessee in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding or pursuant to any court order in any bankruptcy.

If, during any such proceeding, the Lease is assumed by Lessee or any trustee, or thereafter assigned by Lessee or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Lessee, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subsections (a) through (f) of this Section 5 occur, as between Lessor and each Guarantor, Lessor shall have the right to accelerate all of Lessee's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Lessor. Guarantor waives any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee.

6. **Successors and Assigns.** This Guaranty binds each Guarantor's personal representatives, transferees, successors, heirs and assigns.

7. **Encumbrances.** If Lessor's interest in the Premises or the Lease, or the rents or issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any mortgagee's, beneficiary's, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns' acquisition of Lessor's interest in the Premises or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Any married Guarantor expressly agrees that Lessor has recourse against any Guarantor's separate property for all of such Guarantor's obligations hereunder.

8. **Guarantor's Duty.** Guarantor assumes the responsibility to remain informed of the financial condition of Lessee and of all other circumstances bearing upon the risk of Lessee's default, which reasonable inquiry would reveal, and agree that Lessor shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

9. **Lessor's Reliance.** Lessor shall not be required to inquire into the powers of Lessee or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

10. **Incorporation of Certain Lease Provisions.** Guarantor hereby represents and warrants to Lessor that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Lessor against Lessee, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Lessee to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Lessee" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Lessor shall be effective only if signed

by Guarantor and (b) any notice which Lessor desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below, at the address for notices to be sent to Lessee under the Lease.

11. **Attorneys Fees.** In the event of any dispute arising out of the enforcement or interpretation of this Guaranty, the prevailing party shall be entitled to reasonable attorney fees and costs from the non-prevailing party, to include any reasonable attorney's fees and costs on appeal.

12. **Choice of Law.** The laws of the state in which the Premises is located shall govern this Guaranty regardless of conflict of law principles.

Executed on October 5, 2015

GUARANTOR:

CRYOPORT, INC.,
a Nevada corporation

By: [signature]
Name: Robert S Stefanovich
Its: Chief Financial Officer

Address: 20382 Barents Sea Circle
Lake Forest, CA 92630

Telephone: 619-481-6802
Email: rstefanovich@cryoport.com

FEIN: 88-0313393